REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Investment Trust and Shareholders of Eaton Vance California
Limited Maturity Municipals Fund, Eaton Vance
Florida Plus Limited Maturity Municipals Fund
(formerly Eaton Vance Florida Limited Maturity
Municipals Fund), Eaton Vance Massachusetts
Limited Maturity Municipals Fund, Eaton Vance
New Jersey Limited Maturity Municipals Fund,
Eaton Vance New York Limited Maturity
Municipals Fund, Eaton Vance Ohio Limited
Maturity Municipals Fund and Eaton Vance
Pennsylvania Limited Maturity Municipals Fund:
In planning and performing our audits of the financial statements of Eaton Vance California
Limited Maturity Municipals Fund, Eaton Vance
Florida Plus Limited Maturity Municipals Fund
(formerly Eaton Vance Florida Limited Maturity
Municipals Fund), Eaton Vance Massachusetts
Limited Maturity Municipals Fund, Eaton Vance
New Jersey Limited Maturity Municipals Fund,
Eaton Vance New York Limited Maturity
Municipals Fund, Eaton Vance Ohio Limited
Maturity Municipals Fund and Eaton Vance
Pennsylvania Limited Maturity Municipals Fund
(collectively the "Funds") (certain of the funds constituting Eaton Vance Investment Trust), as of and for the year ended March 31, 2008, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management of the funds and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.


Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of the fund's annual or interim financial statements
will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds'
internal control over financial reporting and their
operation, including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of March 31, 2008.
This report is intended solely for the information
and use of management and the Trustees of Eaton
Vance Investment Trust and the Securities and
Exchange Commission and is not intended to be and
should not be used by anyone other than these
specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 15, 2008